PRESS RELEASE

INNOSPEC REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

EPS ahead of Q1 2015 despite tough market conditions and Aroma divestment

Margins improved; Cost control to match customer activity levels

Dividend increased by a further 10 percent; Buyback program continues

Balance sheet remains very strong; Positioned well for organic and acquisition growth

Englewood, CO – May 3, 2016 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2016. The Company also announced an increase in its semi-annual dividend to $0.33 per common share for the first half of 2016, which will be paid on May 25, 2016, to shareholders of record on May 16, 2016.

Total net sales for the quarter were $212.1 million, down 21 percent from the $269.2 million reported in the corresponding quarter last year. Net income was $18.9 million, or $0.77 per diluted share, compared to $17.9 million, or $0.72 per diluted share, recorded a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and acquisition fair value adjustments) for the quarter was $32.8 million, an 11 percent decrease from $36.7 million in 2015’s first quarter. The figures for the first quarter of 2015 included the Aroma Chemicals business, which was divested in July 2015 and contributed $13.2 million of sales revenue, EBITDA of $1.9 million and $0.05 of diluted EPS to the comparative period.

Results for this quarter include special items summarized in the table below. Excluding these items, adjusted non-GAAP EPS was $0.93 per diluted share, compared to $0.91 per diluted share a year ago. Innospec closed the quarter in a net debt position of $41.0 million. Cash generation for the quarter resulted in operating cash inflows of $6.6 million, before capital expenditures of $3.1 million.

EBITDA and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2016			Quarter ended March 31, 2015
	Income before	Net		Income before	Net
(in millions, except share and per share data)	income taxes	Income	Diluted EPS	income taxes	income	Diluted EPS
Reported GAAP amounts	$24.5	$18.9	$0.77	$23.9	$17.9	$0.72

Amortization of acquired intangible assets	4.2	3.2	0.13	4.3	3.2	0.13
Adjustment to fair value of contingent consideration	(1.6)	(1.0)	(0.04)	3.5	2.6	0.10
Loss on disposal of subsidiary	1.4	1.4	0.06	—	—	—
Foreign currency exchange losses/(gains)	0.3	0.2	0.01	(1.5)	(1.1)	(0.04)
Adjustment of income tax provisions	—	—	—	0.1	0.1	—
	4.3	3.8	0.16	6.4	4.8	0.19
Adjusted non-GAAP amounts	$28.8	$22.7	$0.93	$30.3	$22.7	$0.91

Commenting on the first quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“Despite the challenging market conditions, we have delivered a good EPS performance in the quarter. We have exceeded our earnings from Q1 2015, which is quite an achievement, given the market turmoil and the strength of the comparative quarter. Although our Oilfield Services business continues to suffer in the face of reduced customer activity, the fundamentals of Fuel Specialties and Personal Care remain strong. We have faced headwinds of soft market conditions, unfavorable exchange rates, and an extended warm winter, and yet both our GAAP and adjusted earnings were up. When combined with the continued strength of our balance sheet, this has given us the confidence to further increase our dividend, and to continue the buyback program we announced in Q4 2015.”

“Fuel Specialties sales were down, but this was mainly driven by the industry-wide declines in Oilfield Services. We have been successful in further extending our customer base in Oilfield Services, but this has not offset the contraction in business across most customers. In Fuels, we have also successfully battled against softer fuel demand, a warmer winter, continued political instability and a change in refinery crude slates. With this background, the business has performed well, showing its robust nature, and, as anticipated, margins remain very good.”

“Performance Chemicals had a good quarter, and remains right on plan. Our Personal Care business continues to deliver good growth driven by the continued development of innovative new technology, which is aligning very well with our customer needs. We have been investing in new manufacturing capacity to underpin this growth, and we are confident that our track record of success will continue. This business also continues to be a focus for our acquisition program.”

“In Octane Additives, we delivered the latest order as previously indicated, although the final small portion was shipped in early April. We do now have a further order, of similar size, which we hope to deliver over the next few months. Beyond that, we have no further visibility.”

Net sales in Fuel Specialties (which includes our Fuels and Oilfield Services businesses) were $149.8 million for the quarter, a 25 percent decrease from $199.4 million last year. Oilfield Services, where sales of $36.2 million were down 46 percent on the first quarter of 2015, was impacted by the well-publicized reduction in customer activity. This decline comprised a 39 percent fall in volume, and a 7 percent adverse price/mix impact. Sales in Fuels were down 14 percent to $113.6 million driven by a very warm winter, and a strong comparative quarter. Volume decline was 7 percent, price/mix accounted for a 5 percent reduction, and foreign exchange movements accounted for a further 2 percent. The segment‘s gross margin was 34.2 percent, up from 30.8 percent recorded a year ago, a reflection of a richer sales mix. Gross margins in Fuels expanded by 5 percentage points, while Oilfield Services gross margins declined by only 1 percentage point. Operating income for the quarter was $16.7 million, down 29 percent from last year’s $23.5 million with a 2 percent increase in Fuels operating income offset by a $5.5 million operating loss in Oilfield Services.

In Performance Chemicals, excluding the divestment of Aroma Chemicals (sales of $13.2 million), net sales of $44.5 million were flat against 2015’s first quarter. Underlying growth in the Personal Care business was 3 percent offset by a 9 percent reduction in the Polymers business. Overall, volume improvement of 6 percent was offset by a 5 percent adverse change in price/mix and a negative exchange rate impact of 1 percent. Adjusting for the divestment of Aroma Chemicals, the segment’s gross margin was 29.7 percent up 2 percentage points benefitting from a richer sales mix with increased sales of higher margin Personal Care products and operating income of $6.1 million for the quarter was 30 percent higher than 2015’s first quarter.

In Octane Additives net sales for the quarter were $17.8 million as expected compared to $12.2 million a year ago. The segment’s gross margin was 66.3 percent benefitting from increased production volumes. Octane Additives reported operating income of $11.0 million during the quarter, compared to $5.1 million in last year’s first quarter.

Corporate costs for the quarter were in line with our expectations at $10.2 million, compared with $8.1 million a year ago. The effective tax rate for the quarter was 22.9 percent, and the expected tax rate for the full year is 20 percent.

Net cash generated from operations was $6.6 million, compared to the $14.0 million excluding the disposal of Aroma Chemicals a year ago. During the quarter, we paid $44.0 million of deferred consideration relating to the acquisition of Independence Oilfield Chemicals. As of March 31, 2016, Innospec had $115.0 million in cash, cash equivalents and short-term investments, and total debt of $156.0 million. In the first quarter, the Company retired 161,029 shares at a cost of $7.5 million as part of the board-authorized share repurchase program.

Mr. Williams concluded, “While market conditions in our Oilfield Services business remain a huge challenge, we believe that because of our balanced portfolio of businesses we are well placed to absorb these downsides and emerge stronger as the market recovers. There has been some improvement in Oilfield as the quarter has progressed, where we have gained new customers, and we have seen the impact of our cost control measures. However, substantial improvement will only come with a sustained improvement in crude oil prices. We expect Fuel Specialties and Personal Care to continue to provide us with growth and cash flow, while our overall portfolio continues to be cash generative. We have now increased our dividend by at least 10 percent in every year since we instituted a regular dividend, and we have acquired shares under our repurchase program. We have the balance sheet strength to invest in organic growth and to continue to seek attractive acquisition opportunities.”

“These are difficult times for many in our industries, but we are confident that our strategy and our financial prudence will continue to deliver enhanced shareholder value.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items and net income excluding special items and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and acquisition fair value adjustments. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, adjustment to fair value of contingent consideration, loss on disposal of subsidiary, foreign currency exchange losses/(gains) and adjustment of income tax provisions. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1300 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. This business also contains Oilfield Services which provides specialty chemicals for oil & gas drilling and production operations. Innospec’s Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care and Polymers markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions), for example, which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports.  Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt
Innospec Inc.
+44-151-355-3611
Brian.Watt@innospecinc.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(in millions, except share and per share data)
}	Three Months Ended
}	March 31
	2016	2015
Net sales	$212.1	$269.2
Cost of goods sold	(135.9)	(187.4)

Gross profit	76.2	81.8
Operating expenses:
Selling, general and administrative	(43.9)	(48.7)
Research and development	(6.9)	(6.2)
Adjustment to fair value of contingent consideration	1.6	(3.5)
Loss on disposal of subsidiary	(1.4)	—
Total operating expenses	(50.6)	(58.4)

Operating income	25.6	23.4
Other net (expense)/income	(0.3)	1.5
Interest expense, net	(0.8)	(1.0)

Income before income taxes	24.5	23.9
Income taxes	(5.6)	(6.0)

Net income	$18.9	$17.9

Earnings per share:
Basic	$0.79	$0.74
Diluted	$0.77	$0.72
Weighted average shares outstanding (in thousands):
Basic	24,019	24,301
Diluted	24,483	24,808

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended
	March 31
(in millions)	2016	2015
Net sales:
Fuel Specialties	$149.8	$199.4
Performance Chemicals	44.5	57.6
Octane Additives	17.8	12.2

	212.1	269.2

Gross profit:
Fuel Specialties	51.2	61.5
Performance Chemicals	13.2	14.5
Octane Additives	11.8	5.8

	76.2	81.8

Operating income:
Fuel Specialties	16.7	23.5
Performance Chemicals	6.1	6.4
Octane Additives	11.0	5.1
Pension credit	1.8	—
Corporate costs	(10.2)	(8.1)

	25.4	26.9
Adjustment to fair value of contingent consideration	1.6	(3.5)
Loss on disposal of subsidiary	(1.4)	—
Total operating income	$25.6	$23.4

Schedule 2B

NON-GAAP MEASURES	Three Months Ended
	March 31
(in millions)	2016	2015
Net income	$18.9	$17.9
Interest expense, net	0.8	1.0
Income taxes	5.6	6.0
Depreciation and amortization	9.1	8.3
Adjustment to fair value of contingent consideration	(1.6)	3.5

EBITDA	32.8	36.7

Fuel Specialties	22.2	28.6
Performance Chemicals	7.6	8.2
Octane Additives	11.1	5.2
Pension credit	1.8	—
Corporate costs	(8.2)	(6.8)

	34.5	35.2
Loss on disposal of subsidiary	(1.4)	—
Other net (expense)/income	(0.3)	1.5

EBITDA	$32.8	$36.7

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in millions)	2016	2015
Assets

Current assets:
Cash and cash equivalents	$113.4	$136.9
Short-term investments	1.6	4.8
Trade and other accounts receivable	146.4	137.4
Inventories	152.6	159.9
Current portion of deferred tax assets	8.7	8.8
Prepaid expenses	5.5	6.1
Prepaid income taxes	4.8	3.0
Other current assets	—	1.8
Total current assets	433.0	458.7
Net property, plant and equipment	76.6	76.0
Goodwill	267.5	267.4
Other intangible assets	162.6	168.7
Deferred finance costs	1.3	1.4
Deferred tax assets, net of current portion	1.4	1.4
Pension asset	57.9	55.5
Other non-current assets	0.7	0.9
Total assets	$1,001.0	$1,030.0

Liabilities and Stockholders’ Equity

Current liabilities:
Bank overdraft	$6.8	$—
Accounts payable	49.9	52.2
Accrued liabilities	65.4	84.1
Current portion of finance leases	0.9	0.7
Current portion of plant closure provisions	5.4	6.4
Current portion of accrued income taxes	9.9	7.9
Current portion of acquisition-related contingent consideration	8.9	54.6
Current portion of deferred income	0.2	0.2
Total current liabilities	147.4	206.1
Long-term debt, net of current portion	146.0	133.0
Finance leases, net of current portion	2.3	2.4
Plant closure provisions, net of current portion	32.7	31.3
Unrecognized tax benefits, net of current portion	3.9	3.9
Deferred tax liabilities, net of current portion	38.1	37.7
Pension liability	10.0	9.2
Deferred income, net of current portion	0.6	0.6
Other non-current liabilities	0.9	0.5
Equity	619.1	605.3

Total liabilities and equity	$1,001.0	$1,030.0

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
(in millions)	2016	2015
Cash Flows from Operating Activities

Net income	$18.9	$17.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9.2	8.5
Adjustment to fair value of contingent consideration	(1.6)	3.5
Deferred taxes	0.3	1.1
Changes in working capital	(21.6)	(11.1)
Excess tax benefit from stock-based payment arrangements	(0.1)	(0.7)
Accrued income taxes	0.4	0.2
Movement on plant closure provisions	0.3	0.5
Loss on disposal of subsidiary	1.4	—
Cash contributions to defined benefit pension plans	(0.3)	(2.7)
Non-cash expense of defined benefit pension plans	(1.6)	0.2
Stock option compensation	0.9	0.9
Movements on unrecognized tax benefits	—	0.1
Movements on other non-current assets and liabilities	0.4	(0.2)
Net cash provided by operating activities	6.6	18.2
Cash Flows from Investing Activities

Capital expenditures	(3.1)	(3.4)
Business combinations, net of cash acquired	1.8	—
Internally developed software	—	(2.7)
Purchase of short-term investments	—	(1.8)
Sale of short-term investments	3.1	1.1
Net cash provided by/(used) in investing activities	1.8	(6.8)
Cash Flows from Financing Activities

Proceeds from revolving credit facility	13.0	—
Receipt of short-term borrowing	6.8	—
Repayments of finance leases and term loans	(0.2)	(0.2)
Payment for acquisition-related contingent consideration	(44.0)	—
Excess tax benefit from stock-based payment arrangements	0.1	0.7
Issue of treasury stock	0.2	0.7
Repurchase of common stock	(8.2)	(6.3)
Net cash used in financing activities	(32.3)	(5.1)
Effect of foreign currency exchange rate changes on cash	0.4	(1.4)

Net change in cash and cash equivalents	(23.5)	4.9
Cash and cash equivalents at beginning of period	136.9	41.6
Cash and cash equivalents at end of period	$113.4	$46.5

Amortization of deferred finance costs of $0.1 million (2015 — $0.2 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.